UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 19, 2010

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On March 19, 2010, First Mariner Bancorp (the “Company”) held a Special Meeting of Shareholders, at which the shareholders voted on the following proposals (1) the approval of the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities; and (2) to grant management the authority to adjourn the Special Meeting to solicit additional proxies if there are insufficient votes to approve proposal 1. There were 6,452,631 shares of common stock entitled to notice of and to vote at the Special Meeting.  The results of voting on the proposals were as follows:

Proposal 1: The approval of the issuance of up to $2.6 million of common stock and warrants to acquire additional shares of common stock in exchange for up to $26.0 million aggregate liquidation amount of trust preferred securities.

For	Against	Abstain/Withhold	Broker Non-Vote
3,397,524	223,991	26,661	0

Proposal 2:  To grant management the authority to adjourn the special meeting to solicit additional proxies in the event there are insufficient votes to approve proposal 1.

For	Against	Abstain/Withhold	Broker Non-Vote
3,315,043	309,163	23,970	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: March 19, 2010	By:	/s/ Mark A. Keidel
Mark A. Keidel
President/Chief Operating Officer